Page 14 of 39 Pages
                                   EXHIBIT DDD


                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT


         THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT, dated as of May 24, 2002 (this "Agreement"), is entered into by and between BLUEFLY, INC., a Delaware corporation (the "Company"), and the investors listed on Schedule 1 hereto (each, an "Investor" and, collectively, the "Investors").

                                    RECITALS

         WHEREAS, the Investors desire to purchase from the Company, and the Company desires to issue and sell to the Investors, 5,620,609 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company and warrants in the form attached hereto as Exhibit A (the "Warrants"), exercisable to purchase up to an aggregate of 1,405,153 shares of Common Stock at an exercise price of $1.88 per share of Common Stock, on the terms and subject to the conditions contained herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I
              PURCHASE AND SALE OF THE COMMON STOCK AND THE WARRANT

         SECTION 1.1 Purchase and Sale of the Common Stock. Subject to the terms and conditions hereof, the Company hereby issues and sells to the Investors, and each Investors hereby purchases from the Company, the number of Shares set for opposite such Investor's name in Schedule 1, for a purchase price of $1.57 per share, resulting in an aggregate purchase price for all Shares sold pursuant to the terms hereof of $8,824,355.87.

         SECTION 1.2 Purchase and Sale of the Warrant. Subject to the terms and conditions hereof, the Company hereby issues and sells to the Investors, and each Investor hereby purchases from the Company, the number of Warrants set forth opposite such Investor's name in Schedule 1, for a purchase price of $0.125 per Warrant, resulting in an aggregate purchase price for all Warrants sold pursuant to the terms hereof of $175,644.13.

                                                             Page 15 of 39 Pages


                                   ARTICLE II
            REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY

         The Company represents and warrants to, and agrees with, the Investors as follows:

         SECTION 2.1 Organization, etc. The Company has been duly formed, is validly existing as a corporation in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect on the assets, liabilities, condition (financial or other), business or results of operations of the Company (a "Material Adverse Effect"). The Company has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and to enter into, execute, deliver and perform all of its duties and obligations under this Agreement and to consummate the transactions contemplated hereby.

         SECTION 2.2 Authorization. The execution, delivery and performance of this Agreement and the issuance of the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") have been duly authorized by all necessary corporate action on the part of the Company.

         SECTION 2.3 Validity; Enforceability. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by, or subject to, any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

         SECTION 2.4 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 40,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, $0.01 par value per share, of which 500,000 shares have been designated Series A Convertible Preferred Stock and 9,000,000 shares have been designated Series B Convertible Preferred Stock. Without giving effect to the transactions contemplated by this Agreement, the issued and outstanding capital stock of the Company consists of (i) 9,205,331 shares of Common Stock, (ii) 500,000 shares of Series A Convertible Preferred Stock and (iii) 8,910,782 shares of Series B Convertible Preferred Stock. All such shares of the Company have been duly authorized and are fully paid and non-assessable. Except as set forth on Schedule 2.4 hereto or as otherwise contemplated by this Agreement, there are no outstanding options, warrants or other equity securities that are convertible into, or exercisable for, shares of the Company's capital stock.

         SECTION 2.5 Governmental Consents. The execution and delivery by the Company of this Agreement and the performance by the Company of the transactions contemplated hereby, do not and will not require the Company to effectuate or obtain any registration with, consent or approval of, or notice to any federal, state or other governmental authority or regulatory body, other than (i)
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                                                             Page 16 of 39 Pages


periodic and other filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the listing of the Shares and the Warrant Shares with the Nasdaq SmallCap Market and The Boston Stock Exchange and (iii) as otherwise required to comply with the obligations of the Company under Section 4.1 hereof. The parties hereto agree and acknowledge that, in making the representations and warranties in the foregoing sentence of this Section 2.5, the Company is relying on the representations and warranties made by the Investors in Section 3.4.

         SECTION 2.6 No Violation. The execution and delivery of this Agreement and the performance by the Company of the transactions contemplated hereby will not (i) conflict with or result in a breach of any provision of the articles of incorporation or by-laws of the Company, (ii) result in a default or breach of, or, except for the approval of the holders of the Company's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, require any consent, approval, authorization or permit of, or filing or notification to, any person, company or entity under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, factoring arrangement, license, agreement, lease or other instrument or obligation to which the Company is a party or by which the Company or any of its assets may be bound or (iii) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to the Company, except, in the case of clause (ii) or (iii) above, any such event that could not reasonably be expected to have a Material Adverse Effect or materially impair the transactions contemplated hereby.

         SECTION 2.7 Issuances of Securities. The Shares and the Warrants have been validly issued, and, upon payment therefor, will be fully paid and non-assessable. Upon the exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and non-assessable. The offering, issuance, sale and delivery of the Shares and the Warrants as contemplated by this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), are being made in compliance with all applicable federal and (except for any violation or non-compliance that could not reasonably be expected to have a Material Adverse Effect) state laws and regulations concerning the offer, issuance and sale of securities, and are not being issued in violation of any preemptive or other rights of any stockholder of the Company. The parties hereto agree and acknowledge that, in making the representations and warranties in the foregoing sentence of this Section 2.7, the Company is relying on the representations and warranties made by the Investors in Section 3.4.

         SECTION 2.8 Absence of Certain Developments. Since December 31, 2001, there has not been any: (i) material adverse change in the condition, financial or otherwise, of the Company or in the assets, liabilities, properties or business of the Company; (ii) declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any capital stock of the Company; (iii) waiver of any valuable right of the Company or cancellation of any material debt or claim

                                                             Page 17 of 39 Pages

held by the Company; (iv) material loss, destruction or damage to any property of the Company, whether or not insured; (v) acquisition or disposition of any material assets (or any contract or arrangement therefor) or any other material transaction by the Company otherwise than for fair value in the ordinary course of business consistent with past practice; or (vi) other agreement or understanding, whether in writing or otherwise, for the Company to take any action of the type specified in clauses (i) through (v).

         SECTION 2.9 Commission Filings. The Company has filed all required forms, reports and other documents with the Securities and Exchange Commission (the "Commission") for periods from and after January 1, 2001 (collectively, the "Commission Filings"), each of which has complied in all material respects with all applicable requirements of the Securities Act and/or the Exchange Act (as applicable). The Company has heretofore made available to the Investors all of the Commission Filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002. As of their respective dates, the Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Company included or incorporated by reference in such Commission Filings have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q), complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of operations for the periods then ended (subject, in the case of any unaudited interim financial statements, to the absence of footnotes required by GAAP and normal year-end adjustments).

         SECTION 2.10 Brokers. Except for Enable Capital LLC ("Enable"), neither the Company, nor any of its officers, directors or employees, has employed any broker or finder, or (except for compensation due to Enable, for which the Company will be solely responsible) incurred any liability for any brokerage fees, commissions, finder's or other similar fees or expenses in connection with the transactions contemplated hereby.

                                   ARTICLE III
           REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE INVESTORS

         Each Investor represents and warrants to, and agrees with, the Company, severally but not jointly, as follows:

         SECTION 3.1 Organization, etc. Such Investor has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of organization. Such Investor has the requisite organizational power and authority to enter into, execute, deliver and perform all of its duties and obligations under this Agreement and to consummate the transactions contemplated hereby.

                                                             Page 18 of 39 Pages

         SECTION 3.2 Authority. The execution, delivery and performance of this Agreement have been duly authorized by all necessary organizational or other action on the part of such Investor.

         SECTION 3.3 Validity; Enforceability. This Agreement has been duly executed and delivered by such Investor, and constitutes the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as such enforceability may be limited by, or subject to, any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

         SECTION 3.4       Investment Representations.

              (a) Such Investor acknowledges that the offer and sale of the Shares and the Warrants to such Investor have not been registered under the Securities Act, or the securities laws of any state or regulatory body and are being offered and sold in reliance upon exemptions from the registration requirements of the Securities Act and such laws and may not be transferred or resold without registration under such laws unless an exemption is available. The Shares, the Warrants, and any certificate for the Warrant Shares will be imprinted with a legend in substantially the following form:

              "THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND STATE SECURITIES LAWS IS AVAILABLE."

              (b) Such Investor is acquiring the Shares, the Warrants and Warrant Shares for investment and not with a view to the resale or distribution thereof and is acquiring such securities for its own account.

              (c) Such Investor is an "accredited investor" (as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act), is sophisticated in financial matters and is familiar with the business of the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

                                                             Page 19 of 39 Pages


Such Investor has had the opportunity to investigate on its own the Company's business, management and financial affairs and has had the opportunity to review the Company's operations and facilities and to ask questions and obtain whatever other information concerning the Company as such Investor has deemed relevant in making its investment decision.

              (d) Such Investor is in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001. Neither such Investor, nor any of its principal owners, partners, members, directors or officers is included on: (i) the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions, based on U.S. foreign policy and national security goals; (ii) Executive Order 13224, which sets forth a list of individuals and groups with whom U.S. persons are prohibited from doing business because such persons have been identified as terrorists or persons who support terrorism or (iii) any other watch list issued by any governmental authority, including the Commission.

              (e) No representations or warranties have been made to such Investor by the Company or any director, officer, employee, agent or affiliate of the Company, other than the representations and warranties of the Company set forth herein, and the decision of such Investor to purchase the Shares and the Warrant is based on the information contained herein, the Commission Filings and such Investor's own independent investigation of the Company.

         SECTION 3.5 Governmental Consents. The execution and delivery by such Investor of this Agreement and the performance by such Investor of the transactions contemplated hereby, do not and will not require such Investor to effectuate or obtain any registration with, consent or approval of, or notice to any federal state or other governmental authority or regulatory body, except for the filing with the Commission of a Schedule 13D under the Exchange Act with respect to the acquisition by such Investor of the Shares and the Warrants.

         SECTION 3.6 No Violation. The execution and delivery of this Agreement and the performance by such Investor of the transactions contemplated hereby, will not (i) conflict with or result in a breach of any provision of the articles of incorporation, by-laws or similar organizational documents of such Investor or (ii) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to such Investor, except any such violation that could not reasonably be expected to materially impair the transactions contemplated hereby.

         SECTION 3.7 Brokers. Neither such Investor, nor any of its officers, directors or employees, has employed any broker or finder, or incurred any liability for any brokerage fees, commissions, finder's or other similar fees or expenses in connection with the transactions contemplated hereby.

                                                             Page 20 of 39 Pages

                                   ARTICLE IV
                                    COVENANTS

         SECTION 4.1 Registration Rights.

              (a) The Company shall: (i) prepare and file with the Commission a registration statement under the Securities Act (as the same may be amended or supplemented from time to time, the "Registration Statement") with respect to the offer and sale by the Investors of the Shares and the Warrant Shares within forty-five (45) days of the date hereof; and (ii) use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission within ninety (90) days of the date of Closing. The Company shall use commercially reasonable efforts to maintain the effectiveness of such Registration Statement until the earliest to occur of the following: (i) all of the Shares and the Warrant Shares have been disposed of by the Investors pursuant to the Registration Statement or otherwise transferred (or in the case of the Warrant Shares, all of the Warrants pursuant to which such Warrant Shares are issuable have expired); or (ii) the Shares and the Warrant Shares can be resold pursuant to subsection (k) of Rule 144, promulgated under the Securities Act, or any similar provisions then in effect.

              (b) The Investors will furnish to the Company in writing all information reasonably requested by the Company for use in connection with the preparation of the Registration Statement and obtaining the effectiveness thereof. Each Investor hereby represents and warrants, severally but not jointly, that all such information furnished by it shall be true, accurate and complete.

              (c) If at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the Investors in writing of the existence of a Potential Material Event (as defined below), no Investor shall offer or sell any of the Shares or Warrant Shares, or engage in any other transaction involving or relating to the Shares or Warrant Shares, from the time of the giving of notice with respect to a Potential Material Event until such Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event. As used herein, "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information.

                                                             Page 21 of 39 Pages

              (d) To the extent not inconsistent with applicable law, each Investor agrees that, in connection with any registered public offering of the Company's equity securities, it will not effect any public sale or distribution of any of the Shares or the Warrant Shares, including a sale pursuant to Rule 144 under the Securities Act, during the 10 days prior to, and during the 90 days beginning on, the effective date of the Company's registration statement (except as part of such registration) with respect to such registered public offering, if and to the extent reasonably requested by the Company in writing in the case of a non-underwritten public offering or to the extent reasonably requested by the underwriter in the case of an underwritten public offering.

              (e) All registration and filing fees, fees and expenses of compliance with securities laws, printing expenses and all independent certified public accountants fees and expenses of counsel to the Company and other persons retained by the Company will be borne by the Company. The Company shall have no obligation to pay any fees or expenses of brokers, underwriters, counsel or others retained by any of the Investors in connection with the sale, or potential sale, of the Shares or Warrant Shares.

              (f) The Company agrees to indemnify, to the fullest extent permitted by law, the Investors and their respective officers, directors, partners, employees, advisors and agents against any and all Loss (as hereinafter defined) arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Registration Statement or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except (i) insofar as the same are caused by or contained in any information furnished by an Investor pursuant to clause (b) or
(ii) insofar as the same are caused by a failure by an Investor to deliver an updated prospectus that has been filed with the Commission and made available to such Investor or its representatives for delivery to a purchaser. Each Investor agrees to indemnify, to the fullest extent permitted by law, the Company, the other Investors and their respective officers, directors, partners, employees, advisors and agents against any and all Loss arising out of or based upon any untrue, or alleged untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (i) insofar as the same are caused by or contained in any information furnished by indemnifying Investor pursuant to clause (b) or (ii) insofar as the same are caused by a failure by the indemnifying Investor to deliver an updated prospectus that has been filed with the Commission and made available to such Investor or its representatives for delivery to a purchaser. Any indemnity obligation arising under this Section
4.1 shall be governed by the provisions of Section 5.3.

         SECTION 4.2 Board of Directors. For so long as Breider Moore & Co., LLC ("Breider Moore") continues to own, beneficially and of record, at least five percent (5%) of the outstanding shares of voting stock of the Company, the Company will use commercially reasonable efforts to nominate a representative of Breider Moore to the Company's Board of Directors and to recommend that the Company's stockholders vote in favor of the election of such representative to the Company's Board of Directors; provided that Breider Moore and the Company
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                                                             Page 22 of 39 Pages

shall mutually agree as to the identity of such representative. In connection with the foregoing, Breider Moore represents and warrants that, within the preceding five years, none of the following has occurred with respect to it or any of its principal owners, partners, members, directors or officers: (i) a petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person or entity, or any partnership in which such person or entity was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing; (ii) such person or entity was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) such person or entity was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining he, she or it from, or otherwise limiting, the following activities: (A) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity, (B) engaging in any type of business practice or (C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws; (iv) such person or entity was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in clause (iii)(A), or to be associated with persons engaged in any such activity; (v) such person or entity was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; and (vi) such person or entity was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

                                    ARTICLE V
                            SURVIVAL; INDEMNIFICATION

         SECTION 5.1 Survival. The representations and warranties contained in Articles II and III hereof shall survive until the first anniversary of the date hereof.
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                                                             Page 23 of 39 Pages

              (a) Indemnification. Each party (including its officers, directors, employees, affiliates, agents, successors and assigns (each an "Indemnified Party")) shall be indemnified and held harmless by the other parties hereto (each an "Indemnifying Party") for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees and expenses) actually suffered or incurred by them (hereinafter a "Loss"), arising out of or resulting from the breach of any representation or warranty made by an Indemnifying Party contained in this Agreement. Notwithstanding the foregoing, the aggregate liability of any Investor under this Article V shall in no event exceed fifty percent (50%) of the purchase price paid by such Investor for the Shares and Warrants purchased by it and the aggregate liability of the Company under this Article V shall in no event exceed fifty percent (50%) of the purchase price paid by the Investors for the Shares and the Warrants, except that the Company's liability for a violation of any of the representations and warranties contained in the first two sentences of Section 2.7 may exceed such limitation, but shall in no event exceed one hundred percent (100%) of the purchase price paid by the Investors for the Shares and the Warrants.

         SECTION 5.2 Indemnification Procedure. The obligations and liabilities of the Indemnifying Party under this Article V with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article V ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim promptly after the receipt by the Indemnified Party of such notice (which notice shall include the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises); provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article V except to the extent the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article V. Upon written notice to the Indemnified Party within five (5) days of the receipt of such notice, the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its or his expense and through counsel of its or his choice (which counsel shall be reasonably satisfactory to the Indemnified Party); provided, however, that, if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its or his own counsel in each jurisdiction for which the Indemnified Party reasonably determines counsel is required, at the expense of the Indemnifying Party. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to such Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly,

                                                             Page 24 of 39 Pages

in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses (including himself), records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party on behalf of the Indemnified Party without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld); provided, however, in the event that the Indemnified Party does not consent to any such settlement that would provide it with a full release from indemnified Loss and would not require it to take, or refrain from taking, any action, the Indemnifying Party's liability for indemnification shall not exceed the amount of such proposed settlement. The Indemnified Party will refrain from any act or omission that is inconsistent with the position taken by the Indemnifying Party in the defense of a Third Party Claim unless the Indemnified Party determines that such act or omission is reasonably necessary to protect its own interest.

                                   ARTICLE VI
                                  MISCELLANEOUS

         SECTION 6.1 Expenses. The Company shall reimburse Breider Moore for up to $10,000 of reasonable legal expenses incurred in connection with the negotiation of this Agreement, subject to the receipt of appropriate supporting documentation. Except as provided above, all costs and expenses, including, without limitation, fees and disbursements of counsel, incurred in connection with the negotiation, execution and delivery of this Agreement and its related documents shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

         SECTION 6.2 Publicity. Except as may be required by applicable law or the rules of any securities exchange or market on which securities of the Company are traded, no party hereto shall issue a press release or public announcement or otherwise make any disclosure concerning this Agreement and the transactions contemplated hereby, without prior approval of the others; provided, however, that nothing in this Agreement shall restrict the Company or any Investor from disclosing such information (a) that is already publicly available, (b) that may be required or appropriate in response to any summons or subpoena (provided that the disclosing party will use commercially reasonable efforts to notify the other parties in advance of such disclosure under this clause (b) so as to permit the non-disclosing parties to seek a protective order or otherwise contest such disclosure, and the disclosing party will use commercially reasonable efforts to cooperate, at the expense of the non-disclosing parties, in pursuing any such protective order) or (c) in connection with any litigation involving disputes as to the parties' respective rights and obligations hereunder.

                                                             Page 25 of 39 Pages

         SECTION 6.3 Entire Agreement. This Agreement and any other agreement or instrument to be delivered expressly pursuant to the terms hereof constitute the entire Agreement between the parties hereto with respect to the subject matter hereof and supersede all previous negotiations, commitments and writings with respect to such subject matter.

         SECTION 6.4 Assignments; Parties in Interest. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided herein.

         SECTION 6.5 Amendments. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the parties against whom such amendment or modification is sought to be enforced.

         SECTION 6.6 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

         SECTION 6.7 Notices and Addresses. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile; on the business day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

To Company:             Bluefly, Inc.
                        42 West 39th Street, 9th Floor
                        New York, New York 10018
                        Fax:    (212) 354-3400
                        Attn:   Jonathan B. Morris

                        With a copy to:

                        Swidler Berlin Shereff Friedman, LLP
                        405 Lexington Avenue
                        New York, New York 10174
                        Fax:    (212) 891-9598
                        Attn:   Richard A. Goldberg, Esq.

                                                             Page 26 of 39 Pages

To the Investors:      To the address set forth on Schedule 1.


         SECTION 6.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         SECTION 6.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.

         SECTION 6.10 Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile, and a facsimile signature shall have the same force and effect as an original signature on this Agreement.

                            [Signature page follows]

                                                             Page 27 of 39 Pages


         IN WITNESS WHEREOF, this Agreement has been duly executed on the date first set forth above.

                                        BLUEFLY, INC.

                                        By:
                                             --------------------------
                                             Name:
                                             Title:

                                        BREIDER MOORE & CO., LLC


                                        By:
                                             --------------------------
                                             Name:
                                             Title:

                                        QUANTUM INDUSTRIAL PARTNERS LDC

                                        By:
                                             --------------------------
                                             Name:
                                             Title:

                                        SFM DOMESTIC INVESTMENTS LLC

                                        By:
                                             --------------------------
                                             Name:
                                             Title:

                                        ENABLE GROWTH PARTNERS, L.P.

                                        By:
                                             --------------------------
                                             Name:
                                             Title:

                                                            Page 28 of 39 Pages

                                   SCHEDULE 1

                   investors and share and warrant allocations

----------------------------------------- ---------------- --------------- --------------- --------------- --------------
                                                           Purchase                        Purchase        Aggregate
                                          Shares           Price for       Warrants        Price for       Purchase
Name and Address of Investor              Purchased        Shares          Purchased       Warrants        Price

----------------------------------------- ---------------- --------------- --------------- --------------- --------------
----------------------------------------- ---------------- --------------- --------------- --------------- --------------
Breider Moore & Co., LLC                  4,371,585        $6,863,388      1,092,896       $136,612        $7,000,000
One Embarcadero Center
Suite 4100
San Francisco, California 94111
Facsimile:  (415) 981-9211
Attention:  Joe Breider

with a copy to:

Thomas C. McNally III
455 Market Street
19th Floor
San Francisco, California 94105
Facsimile:  (415) 882-3232
----------------------------------------- ---------------- --------------- --------------- --------------- --------------
----------------------------------------- ---------------- --------------- --------------- --------------- --------------
Quantum Industrial Partners LDC           1,148,998        $1,803,926.75   287,250         $35,906.25      $1,839,833
Kaya Flamboyan 9
Villemstad
Curacao
Netherlands-Antilles

with a copy to:

Soros Fund Management LLC
888 Fifth Avenue
New York, New York 10106
Facsimile:  (212) 664-0544
Attn:  Richard Holahan, Esq.
----------------------------------------- ---------------- --------------- --------------- --------------- --------------
----------------------------------------- ---------------- --------------- --------------- --------------- --------------
SFM Domestic Investments LLC              37,575           $58,992.75      9,394           $1,174.25       $60,167
c/o Soros Fund Management LLC
888 Fifth Avenue
New York, New York 10106
Facsimile:  (212) 664-0544
Attn:  Richard Holahan, Esq.
----------------------------------------- ---------------- --------------- --------------- --------------- --------------
----------------------------------------- ---------------- --------------- --------------- --------------- --------------
Enable Growth Partners, L.P.              62,451           $98,048.37      15,613          $1,951.63       $100,000
One Sansome Street, Suite 2900
San Francisco, California 94104
Facsimile: (415) 265-4794
Attn: Mitch Levine
----------------------------------------- ---------------- --------------- --------------- --------------- --------------

                                                             Page 29 of 39 Pages



                                  SCHEDULE 2.4

                                 CAPITALIZATION




         As of the date hereof, but without giving effect to the transactions contemplated by this Agreement, the following equity securities are outstanding and convertible into, or exercisable for shares of Common Stock:

         1. 500,000 shares of Series A Convertible Preferred Stock (the "Series A Stock") are issued and outstanding. The Series A Stock is convertible into 4,273,504 shares of Common Stock.

         2. 8,910,782 shares of Series B Convertible Preferred Stock (the "Series B Stock") are issued and outstanding. The Series B Stock is convertible into 8,910,782 shares of Common Stock.

         3. Warrants to purchase an aggregate of 1,022,500 shares of Common Stock are issued and outstanding.

         4. Options issued to purchase 4,367,703 shares of Common Stock are issued and outstanding under the Company's 1997 Stock Option Plan, as amended, and 2000 Stock Option Plan, as amended.

                                                             Page 30 of 39 Pages

                                                                       EXHIBIT A



THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SUCH ACT OR LAWS AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.

                                                                   WARRANT NO. 1



                                     WARRANT



                       TO PURCHASE SHARES OF COMMON STOCK



                                       OF



                                  BLUEFLY, INC.



THIS IS TO CERTIFY THAT [_________________] [INSERT NAME OF INVESTOR], or its registered assigns (the "Holder"), is the owner of the right to subscribe for and to purchase from BLUEFLY, INC., a Delaware corporation (the "Company"), [_________] [25% OF THE NUMBER OF SHARES OF COMMON STOCK PURCHASED] (the "Number Issuable"), fully paid, duly authorized and non-assessable shares of Common Stock at a price per share equal to $1.88, (the "Exercise Price"), at any time, in whole or in part, on or after May 24, 2002 (the "Effective Date") through 5:00 PM New York City time, on May 24, 2007 (the "Expiration Date") all on the terms and subject to the conditions hereinafter set forth (the "Warrants").

The Number Issuable and the Exercise Price are subject to further adjustment from time to time pursuant to the provisions of Section 2 of this Warrant Certificate.

Capitalized terms used herein but not otherwise defined shall have the meanings given to them in Section 12 hereof.

                                                            Page 31 of 39 Pages

    Section 1.  Exercise of Warrants.

         (a) Subject to the last paragraph of this Section 1, the Warrants evidenced hereby may be exercised, in whole or in part, by the Holder hereof at any time or from time to time, on or after the Effective Date and on or prior to the Expiration Date upon delivery to the Company at the principal executive office of the Company in the United States of America, of (A) this Warrant Certificate, (B) a written notice stating that such Holder elects to exercise the Warrants evidenced hereby in accordance with the provisions of this Section 1 and specifying the number of Warrants being exercised and the name or names in which the Holder wishes the certificate or certificates for shares of Common Stock to be issued and (C) payment of the Exercise Price for such Warrants, which shall be payable by (x) cash, or (y) certified or official bank check payable to the order of the Company. The documentation and consideration, if any, delivered in accordance with subsections (A), (B) and (C) are collectively referred to herein as the "Warrant Exercise Documentation."

         (b) As promptly as practicable, and in any event within five (5) Business Days after receipt of the Warrant Exercise Documentation, the Company shall deliver or cause to be delivered (A) certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock specified in the Warrant Exercise Documentation, (B) if applicable, cash in lieu of any fraction of a share, as hereinafter provided, and (C) if less than the full number of Warrants evidenced hereby are being exercised, a new Warrant Certificate or Certificates, of like tenor, for the number of Warrants evidenced by this Warrant Certificate, less the number of Warrants then being exercised. Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that the Person entitled to receive shares of Common Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

         (c) The Company shall pay all expenses incurred by it in connection with taxes and other governmental charges (other than income taxes of the Holder) that may be imposed in respect of, the issue or delivery of any shares of Common Stock issuable upon the exercise of the Warrants evidenced hereby. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock, as the case may be, in any name other than that of the registered holder of the Warrant evidenced hereby.

         (d) In connection with the exercise of any Warrants evidenced hereby, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price for one share of Common Stock on the Business Day which immediately precedes the day of exercise. If more than one (1) such Warrant shall be exercised by the holder thereof at the same time, the number of full shares of Common Stock issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

                                                            Page 32 of 39 Pages

    Section 2.  Certain Adjustments.

         (a) The number of shares of Common Stock purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

                (i) Stock Dividends, Subdivision, Combination or Reclassification of Common Stock. If at any time after the date of the issuance of this Warrant the Company shall (i) pay a dividend on Common Stock in shares of its Capital Stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares, (iii) subdivide its outstanding shares of Common Stock as the case may be, or (iv) issue by reclassification of its shares of Common Stock any shares of Capital Stock of the Company, then, on the record date for such dividend or the effective date of such subdivision or split-up, combination or reclassification, as the case may be, the number and kind of shares to be delivered upon exercise of this Warrant will be adjusted so that the Holder will be entitled to receive the number and kind of shares of Capital Stock that such Holder would have owned or been entitled to receive upon or by reason of such event had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph 2(a)(v).

                (ii) Extraordinary Distributions. If at any time after the date of issuance of this Warrant, the Company shall distribute to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation and Common Stock is not changed or exchanged) cash, evidences of indebtedness, securities or other assets (excluding (A) ordinary course cash dividends to the extent such dividends do not exceed the Company's retained earnings and (B) dividends payable in shares of Capital Stock for which adjustment is made under Section 2(a)(i), or rights, options or warrants to subscribe for or purchase securities of the Company), then in each such case the number of shares of Common Stock to be delivered to such Holder upon exercise of this Warrant shall be increased so that the Holder thereafter shall be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares such Holder would have been entitled to receive immediately before such record date by a fraction, the denominator of which shall be the Exercise Price on such record date minus the then fair market value (as reasonably determined by the Board of Directors of the Company in good faith) of the portion of the cash, evidences of indebted-ness, securities or other assets so distributed or of such rights or warrants applicable to one share of the Common Stock (provided that such denominator shall in no event be less than $.01) and the numerator of which shall be the Exercise Price.

                (iii) Reorganization, etc. If at any time after the date of issuance of this Warrant any consolidation of the Company with or merger of the Company with or into any other Person (other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock) or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person (each, a "Reorganization Event"), shall be

                                                            Page 33 of 39 Pages

effected in such a way that the holders of the Common Stock shall be entitled to receive cash, stock, other securities or assets (whether such cash, stock, other securities or assets are issued or distributed by the Company or another Person) with respect to or in exchange for the Common Stock, then, upon exercise of this Warrant, the Holder shall thereafter have the right to receive only the kind and amount of cash, stock, other securities or assets receivable upon such Reorganization Event by a holder of the number of shares of the Common Stock that such holder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such Reorganization Event, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2(a). The Company shall not enter into any of the transactions referred to in this Section 2(a)(iii) unless effective provision shall be made so as to give effect to the provisions set forth in this Section 2(a)(iii).


                (iv)  Carryover.  Notwithstanding  any other  provision  of this
Section 2(a), no adjustment shall be made to the number of shares of either Common Stock to be delivered to the Holder (or to the Exercise Price) if such adjustment represents less than 2% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment that together with any adjustments so carried forward shall amount to 2% or more of the number of shares to be so delivered.

                (v)   Exercise Price  Adjustment.  Whenever the Number  Issuable
upon the  exercise  of the  Warrant is  adjusted  as  provided  pursuant to this
Section 2(a), the Exercise Price per share payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the Number Issuable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the Number Issuable immediately thereafter; provided, however, that the Exercise Price for each Share of the Common Stock shall in no event be less than the par value of a share of such Common Stock.

                (vi) Notice of Adjustment. Whenever the Number Issuable or the Exercise Price is adjusted as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to the Holder, notice of such adjustment or adjustments setting forth the Number Issuable and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

    Section 3. No Redemption. The Company shall not have any right to redeem any of the Warrants evidenced hereby.

    Section 4. Notice of Certain Events. In case at any time or from time to time (i) the Company shall declare any dividend or any other distribution to all holders of Common Stock, (ii) the Company shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any additional shares of stock of any class or any other right, (iii) the Company

                                                            Page 34 of 39 Pages

shall authorize the issuance or sale of any other shares or rights which would result in an adjustment to the Number Issuable pursuant to Section 2(a)(i), (ii) or (iii), (iv) there shall be any capital reorganization or reclassification of Common Stock of the Company or consolidation or merger of the Company with or into another Person, or any sale or other disposition of all or substantially all the assets of the Company or (v) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases the Company shall mail to the Holder at such Holder's address as it appears on the transfer books of the Company, as promptly as practicable but in any event at least 10 days prior to the date on which the transactions contemplated in Section 2(a)(i), (ii) or (iii) a notice stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of record of either Common Stock to be entitled to such dividend, distribution, rights or warrants are to be determined or (b) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that the holders of record of the Common Stock shall be entitled to exchange the Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

    Section 5. Certain Covenants. The Company covenants and agrees that all shares of Capital Stock of the Company that may be issued upon the exercise of the Warrants evidenced hereby will be duly authorized, validly issued and fully paid and nonassessable. The Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the exercise of all outstanding Warrants, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the exercise of all outstanding Warrants.

    Section 6. Registered Holder. The persons in whose names this Warrant Certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered Holder of this Warrant Certificate, in their capacity as such, shall not be entitled to any rights whatsoever as a stockholder of the Company, except as herein provided.

    Section 7. Transfer of Warrants. Any transfer of the rights represented by this Warrant Certificate shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto, properly completed and executed by the registered Holder hereof, at the principal executive office of the Company in the United States of America, together with an appropriate investment letter and opinion of counsel, if deemed reasonably necessary by counsel to the Company, to assure compliance with applicable securities laws. Thereupon, the Company shall issue in the name or names specified by the registered Holder hereof and, in the event of a partial transfer, in the name of the registered Holder hereof, a new Warrant Certificate or Certificates evidencing the right to purchase such number of shares of Common Stock as shall be equal to the number of shares of Common Stock then purchasable hereunder.

                                                            Page 35 of 39 Pages

    Section 8. Denominations. The Company covenants that it will, at its expense, promptly upon surrender of this Warrant Certificate at the principal executive office of the Company in the United States of America, execute and deliver to the registered Holder hereof a new Warrant Certificate or Certificates in denominations specified by such Holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

    Section 9. Replacement of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (in the case of an insurance company or other institutional investor, its own unsecured indemnity agreement shall be deemed to be reasonably satisfactory), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new Warrant Certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

    Section 10. Governing Law. THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

    Section 11. Rights Inure to Registered Holder. The Warrants evidenced by this Warrant Certificate will inure to the benefit of and be binding upon the registered Holder thereof and the Company and their respective successors and permitted assigns. Nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the registered Holder thereof any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and such registered Holder. Nothing in this Warrant Certificate shall be construed to give the registered Holder hereof any rights as a Holder of shares of either Common Stock until such time, if any, as the Warrants evidenced by this Warrant Certificate are exercised in accordance with the provisions hereof.

    Section 12. Definitions. For the purposes of this Warrant Certificate, the following terms shall have the meanings indicated below:

    "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to close.

    "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock (or equivalent ownership interests in a Person not a corporation) whether now outstanding or hereafter issued, including, without limitation, any rights, warrants or options to purchase such Person's capital stock.

                                                            Page 36 of 39 Pages

    "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

    "Market Price" shall mean, per share of Common Stock, on any date specified herein: (a) if the Common Stock is listed on a national securities exchange, the Closing Price per share of Common Stock on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange, but is designated as a national market system security, the last trading price of the Common Stock on such date;
(c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked price of the Common Stock, on such date as shown by NASDAQ and reported by any member firm of the NYSE selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board of Directors of the Company, which shall be deemed to be "Fair Market Value" unless holders of at least 15% of Common Stock issued or issuable upon exercise of the Warrants request that the Company obtain an opinion of a nationally recognized investment banking firm chosen by the Company (who shall bear the expense) and reasonably acceptable to such requesting holders of the Warrants, in which event the Fair Market Value shall be as determined by such investment banking firm.

    "NASDAQ"  means  the  National  Association  of  Securities  Dealers,   Inc.
Automated Quotations System.

    "NYSE" shall mean the New York Stock Exchange, Inc.

    "Person" shall mean any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

    Section 13. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier services or personal delivery, (a) if to the Holder of a Warrant, at such Holder's last known address appearing on the books of the Company; and (b) if to the Company, at its principal executive office in the United States, or such other address as shall have been furnished to the party given or making such notice, demand or other communication. All such notices and communications shall be deemed to have

                                                            Page 37 of 39 Pages

been duly given: (i) when delivered by hand, if personally delivered; (ii) when delivered to a courier if delivered by commercial overnight courier service; and
(iii) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed.

                           [Signature page to follow.]

                                                            Page 38 of 39 Pages



         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of this 24th day of May, 2002.



                                             BLUEFLY, INC.



                                             By:
                                                  -------------------------
                                                  Name:
                                                  Title:

                                                            Page 39 of 39 Pages


                            [Form of Assignment Form]

                  [To be executed upon assignment of Warrants]


         The undersigned hereby assigns and transfers this Warrant Certificate to ___________________ whose Social Security Number or Tax ID Number is _________ and whose record address is _____________________________________, and irrevocably appoints ________________ as agent to transfer this security on the books of the Company. Such agent may substitute another to act for such agent.

                                             Signature:



                                             -------------------------------

                                             Signature Guarantee:



                                             --------------------------------





   Date:
         -----------------